EXHIBIT 32.1

Certification Pursuant To
 Section 906 of Sarbanes-Oxley Act of 2002

I, Xiaohong Yao, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The amended Quarterly Report on Form 10-Q of China Xingbang Industry Group Inc. (the “Company”) for the quarter ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 30, 2011

BY:	/s/ Xiaohong Yao
Xiaohong Yao
Chairman, President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.